UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007

SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa	2860	20-2226223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 S. Linden Street Lamoni, Iowa 50140
(Address of principal executive offices)

(641) 784-3510
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation of a Registrant

Financial Assistance Award Contract with the Iowa Department of Economic Development

On October 5, 2005, the Iowa Department of Economic Development awarded to the Registrant financial assistance in the form of Enterprise Zone benefits estimated at $3,371,774 and Value-Added Agricultural Products and Processes Financial Assistance Program (“VAAPFAP”) benefits consisting of a $300,000 loan and a $100,000 forgivable loan. As a condition of receiving the financial assistance, the Registrant executed a Financial Assistance Contract with the Department which requires the Registrant to construct and operate a 30-million-gallon ethanol plant in Decatur County, Iowa. The Registrant has not yet received any benefits under the Enterprise Zone program, but has received proceeds from the VAAPFAP loans.

On June 19, 2007, the Registrant received notice from the Iowa Department of Economic Development (“the Department”) that the Registrant is in default under the Financial Assistance Contract because the Registrant changed the expected location of its plant and no longer intends to construct its facility in Decatur County, Iowa. Under the terms of the Financial Assistance Contract, the outstanding loan and forgivable loan amounts become due and payable to the Department upon default. The outstanding principal of the VAAPFAP loans is in the amount of $400,000 plus interest at the rate of six percent (6%) per year. As of June 19, 2007, the total direct financial obligation of the Registrant to the Department is $414,520. In addition, the Registrant is no longer eligible to receive the Enterprise Zone benefits previously awarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN IOWA BIOENERGY LLC

June 25, 2007	/s/ William T. Higdon
Date	William T. Higdon, President